UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07  Submission of Matters to a Vote of Security Holders.
(a)	On April 20, 2021, Barnwell Industries, Inc. (“Barnwell”) held its 2021 Annual Meeting of Stockholders (the “Meeting”).
(b) At the close of business on March 1, 2021, the record date for the Meeting, 8,277,160 shares of Barnwell’s common stock were outstanding and entitled to vote.  A total of 6,766,408 shares of Barnwell’s common stock outstanding and entitled to vote were present at the Meeting in person or by proxy, constituting a quorum.  At the Meeting, stockholders voted on the election of directors and the ratification of Weaver & Tidwell, L.L.P. as Barnwell’s independent auditor for the fiscal year ending September 30, 2021.  All nominees were elected and the ratification of Weaver & Tidwell, L.L.P. as the independent auditor for the fiscal year ending September 30, 2021 was approved. The results of the Meeting were as follows (as certified to Barnwell on April 20, 2021 by the independent inspectors of election for the Meeting):

	For	Withheld/ Against	Abstain	Broker Non-Votes
1. Election of Directors

Kenneth S. Grossman	2,452,824	867,958	0	3,445,626
Robert J. Inglima, Jr.	3,031,135	289,647	0	3,445,626
Alexander C. Kinzler	2,941,979	378,803	0	3,445,626
Philip J. McPherson	2,967,064	353,718	0	3,445,626
Peter J. O’Malley	2,583,244	737,538	0	3,445,626
Bradley M. Tirpak	2,120,831	1,199,951	0	3,445,626
Douglas N. Woodrum	2,580,408	740,374	0	3,445,626

2. Ratification of appointment of Independent Auditor	5,717,487	1,048,645	276	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  April 20, 2021

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer